Exhibit 99.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, John B. Wood, the Chairman and Chief Executive Officer of Telos Corporation (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2003, (the “Report”). The undersigned hereby certifies that:

(1)	the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 15, 2003

/s/ JOHN B. WOOD
John B. Wood, Chairman and Chief Executive Officer (Principal Executive Officer)